FIRST AMENDMENT and WAIVER dated as of
                              December 26, 1995 to the AMENDED AND
                              RESTATED CREDIT AGREEMENT dated as of
                              November 7, 1995 (the "Credit
                              Agreement"), among MILGRAY
                              ELECTRONICS, INC., a New York
                              corporation (the "Borrower"), the
                              Guarantors named therein and
                              signatories thereto (the
                              "Guarantors"), CHEMICAL BANK, a New
                              York banking corporation, FLEET BANK,
                              a New York banking corporation, FIRST
                              UNION NATIONAL BANK OF NORTH CAROLINA,
                              a North Carolina banking corporation,
                              the other lenders named in Schedule
                              2.01 annexed to the Credit Agreement
                              (collectively, the "Lenders"), and
                              CHEMICAL BANK, as agent for the
                              Lenders (in such capacity, the
                              "Agent").


WHEREAS, the Borrower and the Guarantors have requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this FIRST AMENDMENT and WAIVER, to waive and amend the Credit
Agreement with respect to the requests herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Waiver of Article VI. AFFIRMATIVE COVENANTS.SECTION 6.03. Insurance.
   (b).

   Compliance with Section 6.03 (b) of the Credit Agreement is hereby waived for all periods prior to November 7, 1995 and thereafter through and ending on December 26, 1995 to permit the Credit Parties to have maintained insurance covering their respective property against all risk of physical damage in an amount less than 100% of the replacement value of such property provided, however, such insurance coverage maintained by the Credit Parties was not less than 80% of the replacement value of such property at all times.

2. Amendment to Article VI. AFFIRMATIVE COVENANTS. SECTION 6.03.
   Insurance. (b).

   Section 6.03 (b) of the Credit Agreement is hereby amended by inserting the phrase "eighty (80%) percent of the" immediately preceding the phrase "replacement value" contained therein.



This FIRST AMENDMENT and WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

All terms used herein shall have the same meaning as in the Credit Agreement unless specifically defined herein.
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                                    -  2  -


Except as expressly waived or amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof. The FIRST AMENDMENT and WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

The Borrower and the Guarantors hereby represent and warrant that, after giving effect to this FIRST AMENDMENT and WAIVER, no Event of Default or Default exists under the Credit Agreement or any other related document.

Please be advised that should there be a need for further amendments and waivers with respect to these covenants, those requests will be evaluated by the Agent and the Lenders when formally requested in writing by the Borrower and the Guarantors.

This FIRST AMENDMENT and WAIVER may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one FIRST AMENDMENT and WAIVER. This FIRST AMENDMENT and WAIVER shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, shall have been delivered to the Agent.

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Lenders have caused this FIRST AMENDMENT and WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              MILGRAY ELECTRONICS, INC.


                              By:     John Tortorici
                                  John Tortorici
                                  Vice President-Finance

                              MILGRAY/ATLANTA, INC.
                              BIRNBACH COMPANY, INC.
                              MILGRAY/CALIFORNIA, INC.
                              MILGRAY/CHICAGO, INC.
                              MILGRAY/CLEVELAND, INC.
                              MILGRAY/COLORADO, INC.
                              MILGRAY/COMPUTER PRODUCTS, INC.
                              MILGRAY/CONNECTICUT, INC.
                              MILGRAY/DALLAS, INC.
                              MILGRAY/DELAWARE VALLEY, INC.
                              MILGRAY/FLORIDA, INC.
                              MILGRAY/HOUSTON, INC.
                              MILGRAY/HUNTSVILLE, INC.
                              MILGRAY/INDIANA, INC.
                              MILGRAY/INTERNATIONAL, INC., a New
                                York corporation
                              MILGRAY/KANSAS CITY, INC.
                              MILGRAY LTD.
                              MILGRAY/NEW ENGLAND, INC.

                              -  3  -


                              MILGRAY/NEW JERSEY, INC.
                              MILGRAY/NEW YORK, INC.
                              MILGRAY/NORTHERN CALIFORNIA, INC.
                              MILGRAY/ORANGE COUNTY, INC.
                              MILGRAY/OREGON, INC.
                              MILGRAY/ELECTRONICS/P.R., INC.
                              MILGRAY/RALEIGH, INC.
                              MILGRAY/SAN DIEGO, INC.
                              MILGRAY/UPSTATE NEW YORK, INC.
                              U.S. COMPUTER SUPPLY, INC.
                              MILGRAY/UTAH, INC.
                              MILGRAY/WASHINGTON, INC.
                              VIEWTEK, INC.

                              By:    John Tortorici
                                 John Tortorici, as Vice President-
                                 Finance of and on behalf of each of
                                 the foregoing corporations

                              MILGRAY/TORONTO, INC.


                              By:    John Tortorici
                                 John Tortorici, Secretary

                              CHEMICAL BANK, as Agent and a Lender


                              By:    Diane E. Vaccarelli
                              Name:  Diane E. Vaccarelli
                              Title: Vice President

                              FLEET BANK


                              By:    Shari Delouya
                              Name:  Shari Delouya
                              Title: Vice President

                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA


                              By:    Jane W. Workman
                              Name:  Jane W. Workman
                              Title: Senior Vice President

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